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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-79277 of Citadel Communications Corporation on Form S-1 of our report dated March 28, 1997 relating to the consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us as experts under the heading "Independent Auditors" in such Prospectus.

/s/ Deloitte & Touche LLP

Pittsburgh, PA
May 28, 1999